NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports Second Quarter 2018 Financial Results

-- EXPAREL® net product sales of $80.4 million up 15% over prior year second quarter --
-- Full-year EXPAREL net product sales guidance increased to $320 to $325 million --
-- Conference Call Today at 8:30 a.m. ET --

PARSIPPANY, N.J., August 2, 2018 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today announced consolidated financial results for the second quarter ended June 30, 2018.

“The first half of 2018 was marked by tremendous progress as our EXPAREL growth strategy is taking hold and driving robust topline results,” said Dave Stack, chairman and chief executive officer of Pacira. “These positive results reflect the growing role of EXPAREL as an integral component of multimodal pain management due to its tremendous flexibility around dosing, volume expansion, and admixing. EXPAREL allows physicians to deliver long-acting, opioid-free local or regional analgesia using individualized approaches for both small and large procedures. We are seeing a high level of engagement and enthusiasm around our expanded label that now includes brachial plexus nerve block and an uptick in the successful use of EXPAREL as a field block for soft tissue procedures. Our partnered Johnson and Johnson accounts are delivering impressive results in the orthopedic space with significant room for expansion in key procedures, such as spine, shoulder and hip fractures. Across all aspects of the business, we are very pleased with the market dynamics and our ability to increase our full-year sales guidance for EXPAREL.”

Highlights and Recent Events

•
Licensing agreement with Nuance Biotech for EXPAREL in China. Pacira and Nuance Biotech Co. Ltd, a China-based specialty pharmaceutical company, entered into an agreement to advance the development and commercialization of EXPAREL in China.

•
Collaboration with Aetna now highlighting providers offering opioid alternatives, including EXPAREL. Aetna began updating its online provider directory, DocFind, to help members easily identify surgeons who are committed to offering opioid alternatives, including EXPAREL.

•
MEDNAX National Medical Group and Pacira launched national initiative to minimize opioid use after cesarean surgery. Pacira and MEDNAX launched a partnership to address the ongoing use of opioids during and after cesarean surgery by launching a national collaborative aimed at implementing an Enhanced Recovery after Cesarean Surgery (ERACS™) program.

Second Quarter 2018 Financial Results

•	EXPAREL net product sales were $80.4 million in the second quarter of 2018, a 15% increase over the $69.8 million reported for the second quarter of 2017.

•	Total operating expenses were $77.6 million in the second quarter of 2018, compared to $86.7 million in the second quarter of 2017.

•
GAAP net income was $2.6 million, or $0.06 per share (basic and diluted), in the second quarter of 2018, compared to a GAAP net loss of $19.7 million, or $(0.49) per share (basic and diluted), in the second quarter of 2017.

•
Non-GAAP net income was $9.9 million, or $0.24 per share (basic and diluted) in the second quarter of 2018, compared to a non-GAAP net loss of $4.4 million, or $(0.11) per share (basic and diluted) in the second quarter of 2017.

•	Pacira ended the second quarter of 2018 with cash, cash equivalents, short-term and long-term investments (“cash”) of $372.9 million.

•	Pacira had 40.8 million basic weighted average shares of common stock outstanding in the second quarter of 2018.

•	Pacira had 41.7 million diluted weighted average shares of common stock outstanding in the second quarter of 2018.

2018 Outlook

Pacira increased its full year 2018 financial guidance for EXPAREL net product sales and updated its remaining full-year 2018 financial guidance as follows:

•	EXPAREL net product sales of $320 million to $325 million.

•	Non-GAAP gross margins of 72% to 74%.

•	Non-GAAP research and development (R&D) expense of $50 million to $60 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $150 million to $160 million.

•	Stock-based compensation of $30 million to $35 million.

See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2018 Financial Guidance” below.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, August 2, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 5387259. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 5387259. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) expense and non-GAAP selling, general and administrative (SG&A) expense, because such measures exclude milestone revenue, stock-based compensation, amortization of debt discount, loss on early extinguishment of debt and exit costs related to the discontinuation of DepoCyt(e) production.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D expense and SG&A expense outlook for 2018 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2018 financial guidance for gross margins, R&D expense and SG&A expense.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ:PCRX) is a specialty pharmaceutical company dedicated to advancing and improving postsurgical outcomes for acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), is redefining pain management after surgery as an opioid-free alternative indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®
EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information
EXPAREL is contraindicated in obstetrical paracervical block anesthesia. Adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via infiltration were nausea, constipation, and vomiting; adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via interscalene brachial plexus nerve block were nausea, pyrexia, and constipation. If EXPAREL and other non-bupivacaine local anesthetics, including lidocaine, are administered at the same site, there may be an immediate release of bupivacaine from EXPAREL. Therefore, EXPAREL may be administered to the same site 20 minutes after injecting lidocaine. EXPAREL is not recommended to be used in the following patient population: patients <18 years old and/or pregnant patients. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease.
Warnings and Precautions Specific to EXPAREL
Avoid additional use of local anesthetics within 96 hours following administration of EXPAREL. EXPAREL is not recommended for the following types or routes of administration: epidural, intrathecal, regional nerve blocks other than interscalene brachial plexus nerve block, or intravascular or intra-articular use. The potential sensory and/or motor loss with EXPAREL is temporary and varies in degree and duration depending on the site of injection and dosage administered and may last for up to 5 days, as seen in clinical trials.
Warnings and Precautions for Bupivacaine-Containing Products
Central Nervous System (CNS) Reactions: There have been reports of adverse neurologic reactions with the use of local anesthetics. These include persistent anesthesia and paresthesia. CNS reactions are characterized by excitation and/or depression.
Cardiovascular System Reactions: Toxic blood concentrations depress cardiac conductivity and excitability which may lead to dysrhythmias, sometimes leading to death.
Allergic Reactions: Allergic-type reactions (eg, anaphylaxis and angioedema) are rare and may occur as a result of hypersensitivity to the local anesthetic or to other formulation ingredients.
Chondrolysis: There have been reports of chondrolysis (mostly in the shoulder joint) following intra-articular infusion of local anesthetics, which is an unapproved use.

Forward Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL and the company’s other products; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; the company’s plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; the company’s commercialization and marketing capabilities; the company’s and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

###
Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$371,321	$311,347
Accounts receivable, net	35,641	31,658
Inventories, net	42,053	41,411
Prepaid expenses and other current assets	6,039	6,694
Total current assets	455,054	391,110
Long-term investments	1,601	60,047
Fixed assets, net	111,276	107,046
Goodwill	59,912	55,197
Equity investment	14,146	14,146
Other assets	692	825
Total assets	$642,681	$628,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,260	$14,658
Accrued expenses and current portion of deferred revenue	38,434	41,159
Convertible senior notes (1)	330	324
Income taxes payable	—	76
Total current liabilities	53,024	56,217
Convertible senior notes (2)	283,258	276,173
Other liabilities	15,886	16,498
Total stockholders’ equity	290,513	279,483
Total liabilities and stockholders’ equity	$642,681	$628,371

(1) Relates to our 3.25% convertible senior notes due 2019.
(2) Relates to our 2.375% convertible senior notes due 2022 that are not currently convertible.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net product sales:
EXPAREL	$80,430	$69,773	$154,464	$137,474
Other product sales	287	366	540	1,090
Total net product sales	80,717	70,139	155,004	138,564
Collaborative licensing and milestone revenue	3,000	130	3,000	336
Royalty revenue	390	665	710	1,317
Total revenues	84,107	70,934	158,714	140,217

Operating expenses:
Cost of goods sold	20,916	23,811	43,801	48,392
Research and development	12,239	18,856	26,617	35,487
Selling, general and administrative	44,249	39,552	88,439	81,672
Product discontinuation	162	4,495	252	4,495
Total operating expenses	77,566	86,714	159,109	170,046
Income (loss) from operations	6,541	(15,780)	(395)	(29,829)

Other (expense) income:
Interest income	1,533	1,224	2,906	1,738
Interest expense	(5,397)	(5,226)	(10,553)	(7,815)
Loss on early extinguishment of debt	—	(11)	—	(3,732)
Other, net	(78)	80	(4)	89
Total other expense, net	(3,942)	(3,933)	(7,651)	(9,720)
Income (loss) before income taxes	2,599	(19,713)	(8,046)	(39,549)
Income tax expense	(35)	(30)	(70)	(60)
Net income (loss)	$2,564	$(19,743)	$(8,116)	$(39,609)

Net income (loss) per share:
Basic and diluted net income (loss) per common share	$0.06	$(0.49)	$(0.20)	$(1.01)
Weighted average common shares outstanding:
Basic	40,796	40,160	40,751	39,079
Diluted	41,694	40,160	40,751	39,079

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP net income (loss)	$2,564	$(19,743)	$(8,116)	$(39,609)

Non-GAAP adjustments:
Milestone revenue (1)	(3,000)	—	(3,000)	—
Stock-based compensation	7,047	7,345	15,432	14,744
Loss on early extinguishment of debt	—	11	—	3,732
Amortization of debt discount	3,170	2,951	6,283	4,362
Product discontinuation costs	162	5,002	252	5,002
Total Non-GAAP adjustments	7,379	15,309	18,967	27,840

Non-GAAP net income (loss)	$9,943	$(4,434)	$10,851	$(11,769)

GAAP basic and diluted net income (loss) per common share	$0.06	$(0.49)	$(0.20)	$(1.01)

Non-GAAP basic net income (loss) per common share	$0.24	$(0.11)	$0.27	$(0.30)
Non-GAAP diluted net income (loss) per common share	$0.24	$(0.11)	$0.26	$(0.30)

Weighted average common shares outstanding - basic	40,796	40,160	40,751	39,079
Weighted average common shares outstanding - diluted	41,694	40,160	41,641	39,079

Cost of goods sold reconciliation:
GAAP cost of goods sold	$20,916	$23,811	$43,801	$48,392
Stock-based compensation	(1,046)	(1,395)	(2,252)	(2,770)
Product discontinuation inventory	—	(507)	—	(507)
Non-GAAP cost of goods sold	$19,870	$21,909	$41,549	$45,115

Research and development reconciliation:
GAAP research and development	$12,239	$18,856	$26,617	$35,487
Stock-based compensation	(951)	(647)	(1,648)	(1,304)
Non-GAAP research and development	$11,288	$18,209	$24,969	$34,183

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$44,249	$39,552	$88,439	$81,672
Stock-based compensation	(5,050)	(5,303)	(11,532)	(10,670)
Non-GAAP selling, general and administrative	$39,199	$34,249	$76,907	$71,002

(1) Represents a $3.0 million upfront payment earned under our agreement with Nuance Biotech Co. Ltd. for the development and commercialization of EXPAREL in China.

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2018 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation and Other	Non-GAAP
EXPAREL net product sales	$320 to $325	—	—
Gross margin	71% to 73%	Approx. 1%	72% to 74%
Research and development expense	$53 to $64	$3 to $4	$50 to $60
Selling, general and administrative expense	$172 to $184	$22 to $24	$150 to $160
Stock-based compensation	$30 to $35	—	—